EXHIBIT 21. SUBSIDIARIES OF THE COMPANY

STATE OF
SUBSIDIARY	INCORPORATION
AOC Transport, Inc.	Delaware
GettyMart, Inc.	Delaware
Getty AR Leasing, Inc.	Arkansas
Getty CA Leasing, Inc.	California
Getty CT Leasing, Inc.	New York
Getty HI Indemnity, Inc.	Hawaii
Getty HI Leasing, Inc.	Hawaii
Getty IL Leasing, Inc.	Illinois
Getty Kalakaua Leasing, Inc.	Hawaii
Getty Kingston Corporation	New York
Getty MD Leasing, Inc.	Maryland
Getty MO Leasing, Inc.	Missouri
Getty NC Leasing, Inc.	North Carolina
Getty ND Leasing, Inc.	North Dakota
Getty NH Leasing, Inc.	New Hampshire
Getty NY Leasing, Inc.	New York
Getty Properties Corp.	Delaware
Getty Saugerties Corporation	New York
Getty TM Corp.	Maryland
Getty TX Leasing, Inc.	Texas
Getty VA Leasing, Inc.	New York
Leemilt’s Flatbush Avenue, Inc.	New York
Leemilt’s Petroleum, Inc.	New York
Power Test Realty Company Limited Partnership*	New York
Slattery Group, Inc.	New Jersey

*	ninety-nine percent owned by the Company, representing the limited partner units, and one percent owned by Getty Properties Corp., representing the general partner interest.